UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 23, 2015

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of the Company was held on June 23, 2015. The Company’s shareholders considered and voted upon the following four proposals:

(1)	To elect the nine (9) director nominees to serve as directors of the Company for the ensuing year and until their successors have been elected and qualified. Voting results were:

Name of Director	For	Withheld	Broker Non-Votes
Jay Stein	38,833,745	497,107	3,803,698
John H. Williams, Jr.	39,063,857	266,995	3,803,698
Irwin Cohen	39,024,333	306,519	3,803,698
Susan Falk	39,200,948	129,904	3,803,698
Linda M. Farthing	39,065,416	265,436	3,803,698
Mitch W. Legler	33,407,601	5,923,251	3,803,698
Richard L. Sisisky	38,955,006	375,846	3,803,698
Burton M. Tansky	39,080,094	250,758	3,803,698
J. Wayne Weaver	39,196,020	134,832	3,803,698

(2)	To approve an advisory resolution on executive compensation for fiscal year 2014. Voting results were:

For	39,110,723
Against	186,991
Abstain	33,138
Broker Non-Votes	3,803,698

(3)	To approve an increase in the number of shares of the Company’s common stock available under, and to extend the term of, the Stein Mart, Inc. Employee Stock Purchase Plan. Voting results were:

For	39,236,411
Against	72,508
Abstain	21,933
Broker Non-Votes	3,803,698

(4)	To ratify the appointment of KPMG LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending January 30, 2016. Voting results were:

For	42,969,807
Against	24,912
Abstain	139,831
Broker Non-Votes	0

The press release announcing the results of the Annual Meeting of Shareholders is attached as Exhibit 99.1 to this report.

ITEM 8.01	OTHER EVENTS

On June 23, 2015, Stein Mart Inc. issued a press release announcing that its Board of Directors declared a quarterly dividend of $0.075 per common share, payable on July 17, 2015 to shareholders of record as of the close of business on July 3, 2015. The press release is attached as Exhibit 99.2 to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release dated June 24, 2015

99.2	Press Release dated June 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: June 24, 2015	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated June 24, 2015

99.2	Press Release dated June 23, 2015